Exhibit 99.1

PRESS RELEASE

For Immediate Release

Date:	October 16, 2013
Contact:	Chris Courtney/Rick McCarty
Phone:	(209) 848-BANK (2265)
Toll Free (866) 844-7500
www.ovcb.com

OAK VALLEY COMMUNITY BANK DIRECTOR AND FOUNDING MEMBER RETIRES

OAKDALE, CA — Oak Valley Bancorp (NASDAQ: OVLY), the bank holding company for Oak Valley Community Bank and Eastern Sierra Community Bank, announced the retirement of Richard J. Vaughan from the Bank and Company’s Boards of Directors, effective October 15, 2013.

Mr. Vaughan was one of Oak Valley’s original founding members.  He has served as director of the Bank since 1991 and of Oak Valley Bancorp since 2008.  Mr. Vaughan has been involved with agribusiness since 1961.  Prior to his own retirement, Mr. Vaughan owned and operated Vaughan Farms in Waterford and Oakdale.

Vaughan played an instrumental role in the formation of the Bank by providing a comprehensive understanding of the banking needs of the local agricultural and business communities.  “Richard has been an immeasurable asset to the Bank. His support and guidance through the years is greatly appreciated and we wish him all the best in his future endeavors,” stated President and CEO, Chris Courtney.

The Company currently operates through 14 branches in Oakdale, Sonora, Turlock, Stockton, Patterson, Ripon, Escalon, Manteca, three branches in Modesto, and three branches in their Eastern Sierra Division, which includes Bridgeport, Mammoth Lakes, and Bishop.

For more information, please call 1-866-844-7500 or visit www.ovcb.com